Exhibit 99.1

PHARMACOPEIA ANNOUNCES PUBLIC OFFERING OF COMMON STOCK

April 23, 2007, Princeton, NJ — Pharmacopeia (NASDAQ: PCOP), an innovator in the discovery and development of novel small molecule therapeutics, today announced that it plans to offer, subject to market and other conditions, 6,250,000 shares of its common stock in an underwritten public offering pursuant to a currently effective shelf registration statement previously filed with the Securities and Exchange Commission.  Pharmacopeia also intends to grant to the underwriters a 30-day option to purchase an additional 937,500 shares of common stock to cover over-allotments, if any. All of the shares are being offered by Pharmacopeia. CIBC World Markets Corp. is acting as the sole book-running manager in this offering, with Canaccord Adams and Merriman Curhan Ford & Co. acting as co-managers.

The securities may not be sold nor may offers to buy be accepted prior to the time that a final prospectus supplement is filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such jurisdiction. Copies of the preliminary prospectus may be obtained from CIBC World Markets Corp. by phone at 212-667-7200 or 866-895-5637, by email at useprospectus@us.cibc.com, by fax at 212-667-6303, or by mail at CIBC World Markets Corp., attn: USE Prospectus Department, 9th floor, 425 Lexington Avenue, New York, NY 10017.

ABOUT PHARMACOPEIA

Pharmacopeia is committed to discovering and developing novel therapeutics to address significant medical needs. The Company has a broad portfolio advancing toward clinical validation, both independently and with partners. Pharmacopeia’s most advanced internal program is a dual-acting angiotensin and endothelin receptor antagonist (DARA) for hypertension and diabetic kidney disease for which Phase 1 clinical trials are underway.  Other internal proprietary programs address primarily immunoregulation. Pharmacopeia’s collaborative efforts have resulted in a portfolio that includes one partnered program currently in Phase 2 clinical trials targeting chronic obstructive pulmonary disease (COPD) and four partnered programs in Phase 1 clinical trials targeting rheumatoid arthritis, oncology, metabolic and inflammatory diseases. Four additional partnered compounds are in preclinical development. Pharmacopeia’s current strategic partnerships are with Cephalon, GlaxoSmithKline, Organon and Wyeth.

Contact:
Brian M. Posner
Executive Vice President and Chief Financial Officer
Pharmacopeia
609-452-3643
ir_pr@pharmacopeia.com

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This press release, and oral statements made with respect to information contained in this press release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, goal, contingency or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include, but are not limited to, statements about the successful implementation of Pharmacopeia’s strategic plans, Pharmacopeia’s plans to develop PS433540, a compound from its DARA program, Pharmacopeia’s Phase 1 clinical studies and proposed Phase 2 clinical studies with respect to PS433540, including timing and expected outcomes of such studies, Pharmacopeia’s ability to successfully perform under its collaborations with Cephalon, GlaxoSmithKline, Organon and Wyeth, Pharmacopeia’s ability to build its pipeline of novel drug candidates through its own internally-funded drug discovery programs, third party collaborations and in-licensing, Pharmacopeia’s ability to raise additional capital, Pharmacopeia’s expectations concerning the development priorities of its collaborators, their ability to successfully develop compounds and its receipt of milestones and royalties from the collaborations, Pharmacopeia’s anticipated operating results, financial condition, liquidity and capital resources, Pharmacopeia’s expectations concerning the legal protections afforded by U.S. and international patent law, Pharmacopeia’s ability to pursue the development of new compounds and other business matters without infringing the patent rights of others, additional competition, and changes in economic conditions.

Further information about these and other relevant risks and uncertainties may be found in Pharmacopeia’s Reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Pharmacopeia urges you to carefully review and consider the disclosures found in its filings which are available in the SEC EDGAR database at http://www.sec.gov and from Pharmacopeia at http://www.pharmacopeia.com. All forward-looking statements in this press release and oral statements made with respect to information contained in this press release are qualified entirely by the cautionary statements included in this press release and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this press release. Pharmacopeia undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.